                            Joint Filer Information

Name of Joint Filer:                         Section 32 Fund 3, LP

Address of Joint Filer:                      345 Park Avenue South, 12th Floor
                                             New York, NY 10010

Relationship of Joint Filer to Issuer:       10% Owner, Director by Deputization

Issuer Name and Ticker or Trading Symbol:    DA32 Life Science Tech Acquisition
                                             Corp. [DALS]
Date of Event Requiring Statement:
(Month/Day/Year):                            07/30/2021

Name of Joint Filer:                         Section 32 GP 3, LLC

Address of Joint Filer:                      345 Park Avenue South, 12th Floor
                                             New York, NY 10010

Relationship of Joint Filer to Issuer:       10% Owner, Director by Deputization

Issuer Name and Ticker or Trading Symbol:    DA32 Life Science Tech Acquisition
                                             Corp. [DALS]
Date of Event Requiring Statement:
(Month/Day/Year):                            07/30/2021

Name of Joint Filer:                         William J. Maris

Address of Joint Filer:                      345 Park Avenue South, 12th Floor
                                             New York, NY 10010

Relationship of Joint Filer to Issuer:       10% Owner, Director by Deputization

Issuer Name and Ticker or Trading Symbol:    DA32 Life Science Tech Acquisition
                                             Corp. [DALS]

Date of Event Requiring Statement:
(Month/Day/Year):                            07/30/2021